EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into as of the ____day of September, 2002 between MEGAPRO TOOLS, INC. ("Employer") and JOSEPH PISCITELLI ("Executive").

                              PRELIMINARY STATEMENT

         Employer is a Nevada corporation with its principal place of business in Boca Raton, Florida. Executive has substantial business experience and related business skills which can be utilized in Employer's business. Employer desires to employ Executive upon the terms and conditions hereinafter set forth, and the Executive desires to accept such employment. Employer and Executive desire to set forth in writing the terms and conditions of their agreements and understandings.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                 I. DEFINITIONS

A. Executive. The term "Executive" as used herein shall mean JOSEPH PISCITELLI.

B. Annual Salary. For purposes of this Agreement, the term "Annual Salary" shall mean the compensation payable to Executive as provided for in Section VI(A) hereof.

C. Cause. For purposes of this Agreement, the term "cause" is defined to include the conviction by a court of law for acts of serious moral turpitude of Executive; gross negligence of Executive in connection with the performance of his duties as provided for in this Agreement, which gross negligence causes or potentially could cause substantial material harm to the Employer; fraud by Executive; and continuous material breach by Executive of any of the material terms and conditions of the Employment Agreement.


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                                 II. EMPLOYMENT

         Employer hereby employs Executive, and Executive hereby accepts employment by the Employer upon all the terms and conditions as are hereinafter set forth.

                                    III. TERM

         Subject to the provisions for termination, the term of this Employment Agreement shall commence as of September ___, 2002 and shall terminate on March ___, 2003 (the "Employment Term"). Prior to the termination of the term hereof, the parties will in good faith evaluate an extension of the term or completion of a new employment agreement.


                  IV. EXECUTIVE'S REPRESENTATION AND WARRANTIES

         Executive represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein, and he has no other prior obligations or commitments of any kind to anyone which would in any way interfere with his acceptance, or the full performance of his obligations, under this Agreement, or the exercise of his best efforts to his employment hereunder.

                        V. DUTIES AND EXTENT OF SERVICES

         A. Efforts. Executive agrees to devote such working time, energy, knowledge, and efforts as shall be necessary or appropriate to the performance and discharge of Executive's duties and responsibilities hereunder and such other reasonable duties and responsibilities as are assigned to him from time to time by the Board of Directors of Employer and consistent with his capacity as described in subsection V.B. below. Executive's duties hereunder shall be performed at the business offices of Employer in Boca Raton, Florida, but may also be performed at such other places as may be designated by Employer.

     B. Position and Responsibilities. The Executive shall serve as Chief Operating Officer for Employer, with such duties as are assigned to him by the Chief Executive Officer of Employer consistent with his status and capacity as such an executive of Employer. If requested, Executive will stand for election and serve as a director of Employer.

         C. Fees and Remuneration. Executive hereby agrees that all fees or other remuneration received or collected as a result of services rendered by him to Employer or otherwise relating in any manner to Employer's business shall be the property of Employer. Executive acknowledges that his employment does not confer upon him any ownership interest in or claim upon any fees earned by Employer for his services, whether said fees are collected during his employment or after the termination thereof. Executive expressly agrees that the compensation and benefits received by him or payable to him under this Agreement shall satisfy and discharge in full all his claims upon Employer for compensation in respect of his services.

                                VI. COMPENSATION

         As his compensation for services rendered to the Employer during the Employment Term, in whatever capacity rendered, the Executive shall receive a salary at a monthly rate of $10,000 payable semi-monthly, or on such basis as Employer shall pay other executives of the Company.

                                 VII. DEDUCTIONS

         Deductions shall be made from Executive's total annual compensation and any bonuses for withholding tax and other such taxes as may from time to time be required by governmental authority.

                                 VIII. EXPENSES

         Executive is expected, from time to time, to incur reasonable entertainment, travel and other expenses for promoting the business of Employer which will be reimbursed by Employer. Reimbursement for such expenses however shall be subject to such regulations and procedures as the Employer may from time to time establish.

                                 IX. FACILITIES

         Employer shall provide and maintain such facilities, equipment and supplies as it deems necessary for the Executive's performance of his duties under this Employment Agreement.

                               X. EMPLOYER RECORDS

         All books, records and documents relating to Employer's business shall be the sole and permanent property of the Employer. The Executive shall not be entitled to retain any copies thereof notwithstanding his participation therein.

         Unless required by service of legal process, no other Employer records shall be displaced or delivered to, or any information therefrom disclosed, to any person not connected with the Employer except in strict accordance with the rules of the Employer from time to time established. Employer shall provide Executive reasonable access to all personnel records relating to Executive's employment hereunder.

                                  XI. STANDARDS

         The Executive shall perform his duties under this Agreement in accordance with the highest standards of professional ethics and practices as may from time to time be applicable during the Employment Term.

                         XII. TERMINATION OF EMPLOYMENT

     A. Events of Termination. The Employment Term may, at the option of the Employer, be terminated upon the happening of any of the following events:

          (1) Whenever the Executive accepts (without having obtained the prior written consent of Employer) employment with any other company.

          (2) Whenever the Executive and the Employer shall mutually agree in writing to terminate this Agreement.

          (3) At Employer's option at any time for cause, as that term is defined in Section I.D. hereof.

     B. Amounts Due Executive/Employer. Within thirty (30) days of termination of this Agreement for whatever reason, any amounts payable or to be payable to either party at that time shall be due and payable in full.

                         XIII. DISCLOSURE OF INFORMATION

         Executive acknowledges that, in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential or proprietary information developed by Employer and of a special and unique nature and value to Employer, including, but not limited to, the nature and material terms of business opportunities and proposals available to Employer, Employer's products, methods, systems and research, the names and addresses of its customers, investors and suppliers, prices charged and paid by Employer or its customers, designs and specifications, record cards, customers' and suppliers' records, customer files, investor files, services, operating procedures, methods and systems, financial records of the Employer and of customers, and other information, data, and documents now existing or later acquired by Executive or Employer, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or State law (collectively, the "Confidential Information"). As a material inducement to Employer to enter into this Agreement, and to pay to Executive the compensation referred to in
Section VI hereof, along with other considerations provided herein, Executive covenants and agrees that he shall not at any time during the Employment Term or following any termination thereof, directly or indirectly, divulge or disclose or use for any purpose whatsoever (except for the sole and exclusive benefit of Employer, as reasonably required in connection with his duties to or as otherwise required by law), any Confidential Information which has been obtained by or disclosed to him as a result of his employment with Employer. In accordance with the foregoing, the Executive further agrees that he will at no time retain or remove from the premises of the Employer records of any kind or description whatsoever for any purpose whatsoever unless authorized by Employer, and will return all of the foregoing to Employer upon Employer's request or any termination of his employment. In the event of a breach or threatened breach by the Executive of any of the provisions of this Section XIV, Employer, in addition to and not in limitation of any other rights, remedies, or damages available to Employer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Executive, or by Executive's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

                       XIV. COVENANT AGAINST COMPETITION

         A. Executive acknowledges that his services to be rendered hereunder are of a special and unusual character which have a unique value to Employer, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to Employer of the services of Executive for which Employer has contracted hereunder, the senior executive capacity in which Executive serves, the access to information and details which Executive has by virtue of such senior executive status and because of the Confidential Information to be obtained by or disclosed to Executive as hereinabove set forth, and as a material inducement to Employer to enter into this Employment Agreement and to pay to Executive the compensation referred to in Section VI hereof and other consideration provided herein, Executive covenants and agrees that he will not during the term hereof and for a period of six (6) months from the date of termination of this Agreement for any reason (i) engage, directly or indirectly, in any business directly competitive with the business of the Company (which is comprised of the investment in, management of nail salons (the "Activities") in the State of Florida that the Company presently is conducting or soliciting business or subsequently is conducting or soliciting business at the time of the termination of this Agreement; (ii) call upon any customer or customers, client or clients of the Employer for the purposes of engaging in any activities for any person, corporation, or entity other than Employer competitive with the Activities of the Employer; or (iii) divert, solicit or take away any customer or customers, client or clients or employee or employees of the Employer for the purpose of engaging in any activities competitive with the Activities of the Employer.

         B. Executive covenants and agrees that if he shall violate any of his covenants or agreements provided for pursuant to this Section, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Executive, directly or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Employer may be entitled to at law or in equity or under this Employment Agreement.

                       XV. REASONABLENESS OF RESTRICTIONS

         A. Executive has carefully read and considered the provisions of
Section XIII and XIV hereof, and having done so, agrees that the restrictions set forth in such Sections (including, but not limited to, the time period of restriction and the geographical areas of restriction set forth in Section XIV hereof) are fair and reasonable and are reasonably required for the protection of the interests of the Employer, its officers, directors, and other employees.

         B. In the event that, notwithstanding the foregoing, any of the provisions of Sections XIII and XIV shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein. In the event that any provision of Section XIV hereof relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such court deems reasonable and enforceable.

                      XVI. TRANSFER OF INTEREST AND DUTIES

         The parties hereto agree that in the event Employer is sold or merged with another corporation, and Employer is not the surviving entity, the restrictions contained in Section XIV hereof shall lapse.

                       XVII. APPLICABLE LAW; SEVERABILITY

         This Agreement shall be governed by and construed pursuant to the laws of the State of Florida, where it is made and executed. If any terms or part of this Agreement shall be determined to be invalid, illegal, or unenforceable in whole or in part, the validity of the remaining part of such term or the validity of any other term of this Agreement shall not in any way be affected. All provisions of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                                 XVIII. HEADINGS

         The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                                XIX. COUNTERPARTS

         This Employment Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

                     XX. BINDING PROVISIONS AND PERFORMANCE

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors in interest of any kind whatsoever, and all such parties agree to be bound by the provisions contained herein.

                                 XXI. AMENDMENT

         No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.


                        XXII. ENTIRE EMPLOYMENT AGREEMENT

         This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

                    XXIII. WAIVER OF VIOLATION NOT CONTINUING

         The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.

                                XXIV. ASSIGNMENT

         This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the party.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the day and year first above written.



                                MEGAPRO TOOLS, INC.


                            By: /s/ Dennis Crowely
                                    --------------
                                    Dennis Crowely
                                    Authorized Officer


                              /s/ Joseph Piscitelli
                                  -----------------
                                  JOSEPH PISCITELLI